EXHIBIT 10.9

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                         SECURITIES PURCHASE AGREEMENT


                                     among


                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.


                   WELSH, CARSON, ANDERSON & STOWE VII, L.P.


                       HEALTH CARE CAPITAL PARTNERS, L.P.


                                      and


              THE SEVERAL OTHER PURCHASERS NAMED IN ANNEX I HERETO




                          Dated as of October 26, 1998


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                                TABLE OF CONTENTS

                                                                        PAGE
I.   PURCHASE AND SALE OF SECURITIES

     SECTION 1.01  Issuance, Sale and Delivery of Securities
                   on the Initial Closing Date...................          2
     SECTION 1.02  Initial Closing Date..........................          2
     SECTION 1.03  The Company's Right to Request Purchases of
                   Additional Securities.........................          2
     SECTION 1.04  Issuance, Sale and Delivery of Additional
                   Securities on Subsequent Closing Dates........          4
     SECTION 1.05  Subsequent Closing Dates......................          5

II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     SECTION 2.01  Organization, Qualifications and
                   Corporate Power...............................          5
     SECTION 2.02  Authorization of Agreements, Etc..............          6
     SECTION 2.03  Validity......................................          6
     SECTION 2.04  Authorized Capital Stock......................          7
     SECTION 2.05  Governmental Approvals .......................          7
     SECTION 2.06  Financial Statements .........................          7
     SECTION 2.07  Events Subsequent to Date of
                   Financial Statements..........................          8
     SECTION 2.08  Actions Pending...............................          8
     SECTION 2.09  Trade Secrets.................................          9
     SECTION 2.10  Taxes.........................................          9
     SECTION 2.11  Other Agreements..............................          9
     SECTION 2.12  Title to Properties...........................          9
     SECTION 2.13  Compliance with Laws, Etc.....................          9
     SECTION 2.14  Affiliated Transactions.......................          9
     SECTION 2.15  Brokers' or Finders' Fees.....................         10
     SECTION 2.16  Disclosure....................................         10

III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     SECTION 3.01  Authorization.................................         10
     SECTION 3.02  Validity......................................         10
     SECTION 3.03  Investment Representations....................         11
     SECTION 3.04  Governmental Approvals........................         12
     SECTION 3.05  Brokers' or Finders' Fees.....................         12

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                                                                        PAGE

IV.  CONDITIONS PRECEDENT

     SECTION 4.01  Conditions Precedent to the Obligations
                   of the Purchasers.............................         12
     SECTION 4.02  Conditions Precedent to the Obligations
                   of the Company................................         14
     SECTION 4.03  Conditions Precedent to the Obligations
                   of the Purchasers with Respect to each
                   Subsequent Closing............................         15
     SECTION 4.04  Conditions Precedent to the Obligations of
                   the Company with Respect to each Subsequent
                   Closing.......................................         16

V.   COVENANTS

     SECTION 5.01  Financial Statements, Reports, Etc............         17
     SECTION 5.02  Rights of Inspection..........................         18
     SECTION 5.03  Notice of Certain Events......................         18
     SECTION 5.04  Use of Proceeds...............................         19
     SECTION 5.05  Consents and Approvals........................         19
     SECTION 5.06  Compliance with Laws..........................         19
     SECTION 5.07  Preemptive Rights.............................         19
     SECTION 5.08  Management Fee................................         20

VI.  MISCELLANEOUS

     SECTION 6.01  Expenses, Etc.................................         20
     SECTION 6.02  Survival of Agreements........................         21
     SECTION 6.03  Parties in Interest...........................         21
     SECTION 6.04  Notices.......................................         21
     SECTION 6.05  Waiver of Prior Preemptive Rights.............         22
     SECTION 6.06  Entire Agreement; Modifications...............         22
     SECTION 6.07  Assignment....................................         22
     SECTION 6.08  Counterparts..................................         22
     SECTION 6.09  Governing Law.................................         22

TESTIMONIUM

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                    INDEX TO EXHIBITS, ANNEXES AND SCHEDULES

EXHIBIT       DESCRIPTION

   A          Form of Senior Subordinated Note
   B          Form of Promissory Note
   C          Form of Amendment No.3 to the Amended and
              Restated Registration Rights Agreement
   D          Form of Amendment No.3 to the Amended and
              Restated Stockholders Agreement
   E          Form of Certificate of Amendment to the
              Certificate of Incorporation


ANNEX         DESCRIPTION

  I           Purchasers
 II           Initial Shares Purchased
III           Additional Securities to be Purchased
 IV           Subsequent Closing Representations


SCHEDULE      DESCRIPTION

  2.01(b)     Company Ownership of Stock or Other
              Interests
  2.04(a)     Ownership of Capital Stock of Company
  2.04(b)     Rights, Warrants, Options, Etc.
  2.05        Government Approvals
  2.06        Financial Statements
  2.07        Events Subsequent to Date of Financial
              Statements
  2.08        Actions Pending
  2.12        Title to Properties
  2.14        Affiliated Transactions
  2.15        Brokers' or Finders' Fee
  3.03(d)     Certain Purchasers
  3.05        Brokers' or Finders' Fee

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
      SECURITIES PURCHASE AGREEMENT, dated as of October 26, 1998, among UNITED SURGICAL PARTNERS INTERNATIONAL, INC., a Delaware corporation (the "Company"), WELSH, CARSON, ANDERSON & STOWE VII, L.P., a Delaware limited partnership ("WCAS VII"), HEALTH CARE CAPITAL PARTNERS, L.P., a Delaware limited partnership, HEALTH CARE EXECUTIVE PARTNERS, L.P., a Delaware limited partnership (together with Health Care Capital Partners, L.P., "HC Partners") and the several other purchasers named in Annex I hereto (such purchasers, WCAS VII and HC Partners being hereinafter at times referred to individually as a "Purchaser" and collectively as the "Purchasers").

      WHEREAS, the Company is engaged in the business of owning and operating hospitals and/or surgical centers and acquiring additional hospitals and/or surgical centers and other businesses related thereto (collectively, the "Business");

      WHEREAS, on the Initial Closing Date (as hereinafter defined), the Company wishes to issue, sell and deliver (i) to WCAS VII, HC Partners and the several other Purchasers listed on Annex I hereto under the heading "WCAS/HC Purchasers" (WCAS VII and such listed Purchasers, other than HC Partners, Tucker Taylor, Alyce Craddock, Greg Koonsman and Jon O'Sullivan being hereinafter collectively called the "WCAS Purchasers", and the WCAS Purchasers, HC Partners, Tucker Taylor, Alyce Craddock, Greg Koonsman and Jon O'Sullivan being hereinafter collectively called the "WCAS/HC Purchasers") an aggregate 6,334,243 shares of Class A Common Stock, $.01 par value ("Class A Common Stock") and (ii) to the Purchasers listed on Annex I hereto under the heading "Management Purchasers" (such listed Purchasers being hereinafter collectively called the "Management Purchasers") an aggregate 392,638 shares of Class A Common Stock (said shares of Class A Common Stock, together with the shares of Class A Common Stock referred to in clause (i), being hereinafter collectively called the "Initial Shares");

      WHEREAS, the Purchasers, severally and not jointly, wish to purchase the Initial Shares, all on the terms and subject to the conditions hereinafter set forth;

      WHEREAS, from time to time during the five-year period after the Initial Closing Date, subject to the terms and conditions hereinafter set forth, (i) the WCAS/HC Purchasers may wish to purchase up to an aggregate 2,288,613 shares (the "Additional WCAS/HC Class A Common Shares") of Class A Common Stock and, only after the issuance, sale and delivery of the Additional WCAS/HC Class A Common Shares and the Additional Management Class A Common Shares (as hereinafter defined), up to an aggregate principal amount of $20, 120,000 of the Company's 7% Senior Subordinated Notes substantially in the form attached hereto as Exhibit A (such notes being hereinafter at times referred to individually as a "Senior Subordinated Note" and collectively as "Senior Subordinated Notes") and
(ii) the Management Purchasers may wish to purchase up to an aggregate 141,862 shares (the "Additional Management Class A Common Shares") of Class A Common Stock (such Additional Management Class A Common Shares and the Additional WCAS/HC Class A Common Shares being hereinafter collectively called the "Additional Shares"), all in order to finance the expansion of the Business through additional

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acquisitions or for certain operating expenses approved by the Board of
Directors of the Company;

      WHEREAS, the Company wishes to issue, sell and deliver said Additional Shares and Senior Subordinated Notes (collectively, the "Additional Securities"), all on the terms and subject to the conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE I

                         PURCHASE AND SALE OF SECURITIES

      SECTION 1.01 ISSUANCE SALE AND DELIVERY OF SECURITIES ON THE INITIAL CLOSING. (a) Subject to the terms and conditions set forth herein, on the Initial Closing Date, the Company shall issue, sell and deliver to each Purchaser, and each Purchaser shall purchase from the Company the number of shares of Class A Common Stock set forth opposite the name of such Purchaser on Annex II hereto under the heading "Number of Initial Class A Common Shares" at a purchase price of $3.50 per share. On the Initial Closing Date, the Company shall issue a certificate or certificates in definitive form, registered in the name of each Purchaser, evidencing the securities being purchased by each such Purchaser hereunder.

      (b) As payment in full for the shares of Class A Common Stock being purchased by each Purchaser hereunder on the Initial Closing Date, and against delivery thereof as aforesaid, on the Initial Closing Date, each Purchaser shall
(i) pay to the Company, by wire transfer of immediately available funds to an account or accounts designated by the Company, the amount set forth opposite the name of such Purchaser on Annex II hereto under the heading "Cash Purchase Price" and (ii) deliver to the Company a Promissory Note, substantially in the form attached hereto as Exhibit B (each, a "Promissory Note"), in the principal amount set forth opposite the name of such Purchaser on Annex II hereto under the heading "Promissory Note Principal Amount."

      SECTION 1.02 INITIAL CLOSING DATE. The closing of the sale and purchase of the Initial Shares shall take place at the offices of Nossaman, Guthner, Knox & Elliott, LLP, 445 South Figueroa Street, Los Angeles California, at 10 a.m., Los Angeles time, on October 26, 1998, or at such other date and time as may be mutually agreed upon among the Purchasers and the Company (such closing being herein called the "Initial Closing" and such date and time being herein called the "Initial Closing Date").

      SECTION 1.03 THE COMPANY'S RIGHT TO REQUEST PURCHASES OF ADDITIONAL SECURITIES. (a) In addition to the Initial Shares to be issued and sold to the Purchasers on the

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Initial Closing Date, the Additional WCAS/HC Class A Common Shares shall be reserved for issuance to the WCAS/HC Purchasers and the Additional Management Class A Common Shares shall be reserved for issuance to the Management Purchasers (together with the WCAS/HC Purchasers being hereinafter collectively called the "Additional Purchasers"), all pursuant to this Section 1.03.

      (b) The maximum number of Additional Shares that may be purchased by each Additional Purchaser on a Subsequent Closing Date (as hereinafter defined) is set forth opposite the name of such Additional Purchaser on Annex III hereto under the heading "Maximum Number of Additional Class A Common Shares" and the maximum principal amount of Senior Subordinated Notes that may be purchased by each Additional Purchaser (if applicable) on a Subsequent Closing Date is set forth opposite the name of such Additional Purchaser on Annex III hereto under the heading "Maximum Note Principal Amount." The issuance, sale and delivery of the Additional WCAS/HC Class A Common Shares to the WCAS/HC Purchasers and the Additional Management Class A Common Shares to the Management Purchasers on any Subsequent Closing Date shall be PRO RATA among the WCAS/HC Purchasers and the Management Purchasers in proportion to the number of shares of Class A Common Stock purchased by such Purchaser on the Initial Closing Date. After all of such Additional Shares have been issued, sold and delivered (it being understood and agreed that the Company shall first issue, sell and deliver all the available Additional Shares prior to the issuance, sale or delivery of any Senior Subordinated Notes), the issuance, sale and delivery of the Senior Subordinated Notes on any Subsequent Closing Date shall be PRO RATA among the WCAS/HC Purchasers in proportion to the number of shares of Class A Common Stock purchased by such WCAS/HC Purchaser on the Initial Closing Date. The aggregate number of Additional Securities available for purchase by each Additional Purchaser on a Subsequent Closing Date shall be reduced by the aggregate number of Additional Shares or aggregate principal amount of Senior Subordinated Notes, as the case may be, purchased by such Additional Purchaser on previous Subsequent Closing Dates.

      (c) On the date (the "Termination Date") that is the earlier to occur of
(i) the fifth anniversary of the Initial Closing Date, (ii) such time as the Company shall have consummated an initial public offering (an "IPO") of its common stock registered under the Securities Act of 1933, as amended (the "Securities Act"), and (iii) a Change of Control, the number, if any, of Additional Securities available for purchase hereunder, after taking into account all reductions thereof, shall no longer be subject to any of the provisions of this Section 1.03.

      As used in this Section 1.03(c), the term "Change of Control" shall mean
(i) a consolidation or merger of the Company with or into any other corporation (other than a merger which will not result in more than 50% of the voting capital stock of the Company outstanding being owned of record or beneficially by persons other than the holders of such capital stock immediately prior to such merger in the same proportions in which such shares were held immediately prior to such merger), (ii) a sale of all or substantially all of the properties and assets of the Company as an entirety in a single transaction or in a series or related transactions to any other person, or (iii) the acquisition of "beneficial ownership" by any "person" or "group" (other

                                        3
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than the WCAS Purchasers) of voting capital stock of the Company representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger or consolidation or otherwise. In addition, (i) the terms "person" and "group" shall have the meanings set forth in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable, (ii) the term "beneficial owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events, and (iii) any "person" or "group" will be deemed to beneficially own any voting stock of the Company so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting stock of a registered holder of the voting stock of the Company.

      (d) At any time prior to the Termination Date, in the event that the Company desires to finance (x) capital expenditures approved by the Board of Directors for the expansion of the Business through additional acquisitions or
(y) operating expenses approved by the Board of Directors of the Company, the Company may, on one or more occasions, notify the WCAS/HC Purchasers and the Management Purchasers that it wishes to issue and sell all or any portion of the Additional Securities in accordance with paragraph (b) above. Such notice (a "Notice of Financing Event") shall be in writing and shall specify (i) the applicable capital expenditure or operating expense (including a brief description thereto), (ii) the aggregate number of Additional Shares or aggregate principal amount of Senior Subordinated Notes, as the case may be (collectively, the "Call Securities") that the Company proposes to issue to the WCAS/HC Purchasers and, if applicable, to the Management Purchasers, (iii) that the Notice of Financing Event has been authorized by the Board of Directors of the Company, (iv) that the anticipated net proceeds from the sale of the Call Securities will not be greater than is reasonably necessary for the applicable capital expenditure or operating expense and (v) the Subsequent Closing Date for the issuance and sale of the Call Securities; PROVIDED that no Subsequent Closing Date shall be scheduled to occur less than 12 business days or more than 45 days after the date of the Notice of Financing Event.

      (e) Within five business days after receipt of a Notice of Financing Event pursuant to paragraph (d) above, WCAS VII (on behalf of the Additional Purchasers) shall deliver a notice to the Company (a "Call Notice") that shall state the number of Call Securities allocated to each Additional Purchaser and confirm the Subsequent Closing Date specified in the Notice of Financing Event. Upon receipt of a Call Notice, the Company shall be required to sell such Call Securities to the Additional Purchasers in accordance with Section 1.04 below.

      (f) It is understood and agreed that the Additional Purchasers, as determined by WCAS VII in its sole discretion, shall be entitled to deliver a Call Notice to the Company to purchase any Additional Shares not previously purchased by the Additional Purchasers pursuant to this Section 1.03 at any time prior to the Termination Date, whether or not the Company shall have delivered a Notice of Financing Event.

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      SECTION 1.04 ISSUANCE. SALE AND DELIVERY OF ADDITIONAL SECURITIES ON
SUBSEQUENT CLOSING DATES. (a) In the event that the Additional Purchasers shall have delivered a Call Notice to the Company as specified in Section 1.03, then, subject to the other terms and conditions of this Agreement, on the Subsequent Closing Date specified in such Call Notice, the Company shall issue, sell and deliver (i) to each WCAS/HC Purchaser, and each WCAS/HC Purchaser shall purchase from the Company, (x) a Senior Subordinated Note with the principal amount specified in the Call Notice (the "Note Principal Amount") and/or (y) the number of Additional WCAS/HC Class A Common Shares specified in the Call Notice at a purchase price equal to $3.50 per share and (ii) to each Management Purchaser, and each Management Purchaser shall purchase from the Company, the number of Additional Management Class A Common Shares specified in the Call Notice at a purchase price equal to $3.50 per share. On each Subsequent Closing Date, the Company shall (x) issue to each Additional Purchaser stock certificates in definitive form, registered in the name of such Additional Purchaser evidencing the Additional Shares and (y) deliver to such Additional Purchaser such Additional Purchaser's Senior Subordinated Note, if applicable.

      (b) As payment in full for the Additional Securities being purchased by it hereunder, and against delivery of the certificate or certificates therefore as aforesaid, each Additional Purchaser shall transfer by wire transfer to the account or accounts designated by the Company on each Subsequent Closing Date an amount equal to (x) $3.50 multiplied by the number of Additional Shares set forth in the relevant Call Notice and/or (y) the Note Principal Amount.

      SECTION 1.05 SUBSEQUENT CLOSING DATES. Each closing of a sale and purchase of Additional Securities shall take place at the offices of the Company, 17103 Preston Road, Suite 190 North, Dallas, Texas, at 10 a.m., Dallas time, on such date, (which shall not be a day on which banking institutions in the State of Texas or New York are required or authorized to close) as shall be specified in any Call Notice (each such closing being herein called a "Subsequent Closing" and each such date and time being herein called a "Subsequent Closing Date").


                                       II


                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Purchasers as follows:

      SECTION 2.01 ORGANIZATION. QUALIFICATIONS AND CORPORATE POWER. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified in each jurisdiction in which the nature of its business or the ownership of its properties makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on its ability to carry on its business. The Company has the corporate power and authority to own

                                        5
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and hold its properties, to carry on its business as currently conducted and to execute and deliver this Agreement, the Senior Subordinated Notes, Amendment No.3 to the Amended and Restated Registration Rights Agreement dated as of the date hereof substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement Amendment") among the Company and the several other parties named therein and Amendment No.3 to the Amended and Restated Stockholders Agreement dated as of the date hereof substantially in the form attached hereto as Exhibit D (the "Stockholders Agreement Amendment") among the Company and the several other parties named therein, to perform its obligations under this Agreement, the Senior Subordinated Notes, the Stockholders Agreement Amendment and the Registration Rights Agreement Amendment, and to issue, sell and deliver the Initial Shares and the Additional Securities (collectively, the "Securities").

      (b) Except as set forth on Schedule 2.01(b) hereto, the Company does not own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation or
(ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise.

      SECTION 2.02 AUTHORIZATION OF AGREEMENTS. ETC.

      (a) Each of the execution and delivery by the Company of this Agreement, the Senior Subordinated Notes, the Stockholders Agreement Amendment and the Registration Rights Agreement Amendment, the performance by the Company of its obligations hereunder and thereunder, and the issuance, sale and delivery by the Company of the Securities have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument to which the Company or any of the properties or assets of the Company is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or of any corporation, partnership, joint venture or other entity in which the Company owns, of record or beneficially, 50% or more of the voting interests of the same (such an entity being hereinafter referred to individually as a "Subsidiary" and collectively as "Subsidiaries").

      (b) The Initial Shares and Additional Shares have been duly authorized by the Company and, when sold and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable shares of Class A Common Stock. The issuance, sale and delivery of the Initial Shares and Additional Shares to the Purchasers hereunder is not subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

      SECTION 2.03 VALIDITY. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company,

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enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general equity principles. The Senior Subordinated Notes, the Stockholders Agreement Amendment and the Registration Rights Agreement Amendment, when executed and delivered by the Company as provided in this Agreement, and when executed and delivered by the other parties hereto (if applicable), will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general equity principles.

      SECTION 2.04 AUTHORIZED CAPITAL STOCK.

      (a) The authorized capital stock of the Company consists of (i) 40,000,000 shares of Common Stock, $.01 par value, (ii) 30,000,000 shares of Class A Common Stock, (iii) 31,200 shares of Series A Redeemable Preferred Stock and (iv) 2,716 shares of Series B Convertible Preferred Stock, $.01 par value. All of the issued and outstanding shares of capital stock of the Company are owned of record as set forth on Schedule 2.04(a) hereto.

      (b) Except as contemplated by this Agreement, the Amended and Restated Stockholders Agreement dated as of April 30, 1998 among the Company and the several other parties named therein, as amended, the Company's Certificate of incorporation or as set forth on Schedule 2.04(b) hereto, (i) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company is authorized or outstanding, (ii) there is no binding commitment of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of the Company's capital stock, any evidences of indebtedness or assets, and (iii) the Company has no obligations (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

      SECTION 2.05 GOVERNMENTAL APPROVALS. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article III hereof, except as set forth on Schedule 2.05 hereto, no registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution and delivery of this Agreement, the Stockholders Agreement Amendment and the Registration Rights Agreement Amendment, the performance of this Agreement, the Stockholders Agreement Amendment and the Registration Rights Agreement Amendment, or the issuance, sale and delivery of the Securities, other than, if applicable, compliance with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

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      SECTION 2.06 FINANCIAL STATEMENTS. The unaudited consolidated balance sheet of the Company as of July 31, 1998 and the related unaudited statement of operations for the period from February 27, 1998 (the date of incorporation of the Company) to July 31, 1998 are attached hereto as Schedule 2.06. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the consolidated financial position of the Company as of the date of such financial statements and the results of its operations for the period then ended in accordance with generally accepted accounting principles, except for the absence of notes and subject to year-end adjustments which consist only of normal recurring accruals. Except as reflected in said financial statements or as disclosed in writing to WCAS VII and HC Partners, the Company had no material (individually or in the aggregate) obligations or liabilities, absolute, accrued or contingent, as of the date of such financial statements that would be required to be reflected on said financial statements. Since July 31, 1998 there has been no material adverse change in the properties, assets, condition (financial or other), prospects, operating results or business of the Company and its Subsidiaries taken as a whole.

      SECTION 2.07 EVENTS SUBSEQUENT TO DATE OF FINANCIAL STATEMENTS. Since July 31, 1998, and except as set forth on Schedule 2.07 hereto, the Company has not
(i) issued any stock, bonds or other corporate securities, (ii) borrowed any amount or incurred any liabilities (absolute or contingent) that would be required to be disclosed on a balance sheet as of the date hereof prepared in accordance with generally accepted accounting principles, except current liabilities incurred, and liabilities under contracts entered into, in the ordinary course of business, (iii) discharged or satisfied any lien or paid any obligation or liability (absolute or contingent) other than current liabilities shown on such financial statements and current liabilities incurred since that date in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet delinquent and payable, (vi) sold, assigned or transferred any of its material tangible assets, except in the ordinary course of business, (vii) acquired any material tangible assets or properties, except in the ordinary course of business, (viii) canceled or compromised any debts or claims, except in the ordinary course of business, (ix) sold, assigned or transferred any patents, trademarks, tradenames, or other intangible rights (or licenses thereto) or permitted any license, permit, or other form of authorization relating to such rights to lapse, (x) suffered any material losses, or waived any rights of material value, whether or not in the ordinary course of business,
(xi) received notification of cancellation, or canceled or waived any rights which, individually or in the aggregate, are material with respect to any currently existing agreement, contract, right or understanding, (xii) made any changes in officer compensation, except for compensation attributed to newly hired officers and for changes made in the ordinary course of business and consistent with past practice or (xiii) entered into any transaction except in the ordinary course of business.

      SECTION 2.08 ACTIONS PENDING. Except as set forth on Schedule 2.08 hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company,

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
threatened against or affecting the Company or any Subsidiary or any of their respective properties or rights before any court or by or before any governmental body or arbitration board or tribunal, the outcome of which might reasonably be expected to result in any material adverse effect on the properties, assets, condition (financial or other), prospects, operating results or business of the Company and its Subsidiaries taken as a whole. To the knowledge of the Company, except as set forth on Schedule 2.08 hereto, there does not exist any reasonable basis for any such action, suit, investigation or proceeding.

      SECTION 2.09 TRADE SECRETS. To the knowledge of the Company, (a) no third party has claimed that any person affiliated with the Company or any Subsidiary has violated any of the terms or conditions of his employment contract with such third party, or disclosed or utilized any trade secrets or proprietary information or documentation of such third party, or interfered in the employment relationship between such third party and any of its employees and
(b) no person affiliated with the Company or any Subsidiary has employed any trade secrets or any information or documentation proprietary to any former employer.

      SECTION 2.10. TAXES The Company and each Subsidiary, as applicable, has duly and timely filed or caused to be filed all Federal, state, local and foreign tax returns that have been required to be filed to date by it and has timely paid or caused to be timely paid all taxes or all assessments received by it to the extent that such taxes or assessments have become due.

      SECTION 2.11 OTHER AGREEMENTS. Neither the Company nor any Subsidiary is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party.

      SECTION 2.12 TITLE TO PROPERTIES. Except as set forth on Schedule 2.12 hereto, the Company and each of its Subsidiaries owns its properties and assets free and clear of mortgages, pledges, security interests, liens, charges and other encumbrances.

      SECTION 2.13 COMPLIANCE WITH LAWS, ETC. (a) Each of the Company and its Subsidiaries has all material governmental licenses, franchises and permits for the conduct of its business as currently conducted (collectively, "Governmental Permits").

      (b) The business of the Company and each of its Subsidiaries is being conducted in compliance with all applicable laws, ordinances, rules and regulations of all governmental authorities relating to their respective properties or applicable to their respective businesses, including without limitation the terms of all Governmental Permits and federal securities laws, other than minor non-compliance that can be cured at nominal cost without adversely affecting the business of the Company or any Subsidiary as it is currently conducted. Neither the Company nor any Subsidiary has received any notice of any alleged violation of any of the foregoing, nor is the Company aware of any basis for any such allegation.

      SECTION 2.14 AFFILIATED TRANSACTIONS. Except as contemplated by this Agreement or as set forth on Schedule 2.14 hereto, to the knowledge of the Company, no officer, director or stockholder of the Company or any person related by blood or marriage to any such person or any entity in which any such person owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or has any material interest in any material property used by the Company.

      SECTION 2.15 BROKERS' OR FINDERS' FEES. Except as set forth on Schedule 2.15, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company with the Purchasers, without the intervention of any person on behalf of the Company in such a manner to give rise to any claim by any person for a finders' fee, brokerage commission or similar payment.

      SECTION 2.16 DISCLOSURE. Neither this Agreement nor the Schedules and Exhibits attached hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in the light of circumstances under which made, not misleading.


                                      III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

      Each Purchaser represents and warrants to the Company, severally and not jointly, as follows:

      SECTION 3.01 AUTHORIZATION. The execution, delivery and performance by such Purchaser of this Agreement, the Stockholders Agreement Amendment, the Registration Rights Agreement Amendment and such Purchaser's Promissory Note, if any, and the purchase and receipt by such Purchaser of the Securities being purchased by it hereunder have been duly authorized by all requisite action on the part of such Purchaser, and will not violate any provision of law, any order of any court or other agency of government applicable to such Purchaser, or any provision of any indenture, agreement or other instrument by which such Purchaser or any of such Purchaser's properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

      SECTION 3.02 VALIDITY. This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general equity principles. The Stockholders Agreement Amendment, the Registration Rights Agreement Amendment and such Purchaser's

Promissory Note, if any, when executed and delivered by such Purchaser in accordance with this Agreement, and when executed and delivered by the other parties thereto, will constitute the legal, valid and binding obligation of such Purchaser, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general equity principles.

      SECTION 3.03 INVESTMENT REPRESENTATIONS. (a) Such Purchaser is acquiring the Securities for its own account, for investment, and not with a view toward the resale or distribution thereof in violation of applicable law.

      (b) Such Purchaser understands that it must bear the economic risk of its investment for an indefinite period of time because the Securities are not registered under the Securities Act or any applicable state securities laws, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. Such Purchaser also understands that, except as provided in the Amended and Restated Registration Rights Agreement dated as of April 30, 1998 among the Company and the several other parties named therein, as amended (the "Amended and Restated Registration Rights Agreement"), it is not contemplated that any registration will be made under the Securities Act or that the Company will take steps which will make the provisions of Rule 144 under the Securities Act available to permit resale of the Securities. Such Purchaser will not pledge, transfer, convey or otherwise dispose of any of the Securities, except in a transaction that is the subject of either (x) an effective registration statement under the Securities Act and any applicable state securities laws, or (y) an opinion of counsel to the effect that such registration is not required (which opinion and counsel shall be reasonably satisfactory to the Company, it being agreed that Reboul, MacMurray, Hewitt, Maynard & Kristol shall be satisfactory, and may be relied on by the Company in making such determination), it being intended that the agreements with respect to the Securities contained in this sentence shall be construed consistently with the provisions relating to the same subject matter contained in the Amended and Restated Registration Rights Agreement.

      (c) Such Purchaser is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment in the Shares being purchased by it for an indefinite period of time. Such Purchaser has had the opportunity to ask questions of, and receive answers from, officers of the Company with respect to the business and financial condition of the Company and the terms and conditions of the offering of the Shares and to obtain additional information necessary to verify such information or can acquire it without unreasonable effort or expense.

      (d) Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Securities. Such Purchaser (other than the Purchasers set forth on Schedule 3.03(d) hereto) is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act with respect to its purchase of the Securities, and that if such Purchaser is a partnership, it has not been formed solely for the purpose of purchasing the Securities it is purchasing hereunder (unless each of the partners of such partnership is an accredited investors).

      (e) Such Purchaser, to the extent that such Purchaser is subject to the Connecticut Uniform Securities Act, is an institutional buyer under ss.36b-21(b)(8) thereto.

      SECTION 3.04 GOVERNMENTAL APPROVALS. No registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary by such Purchaser for the valid execution, delivery and performance of this Agreement, the Stockholders Agreement Amendment, the Registration Rights Agreement Amendment and such Purchaser's Promissory Note, if any, other than, if applicable, compliance with the requirements of the HSR Act.

      SECTION 3.05 BROKERS' OR FINDERS' FEES. Except as set forth on Schedule 3.05, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Purchasers with the Company, without the intervention of any person on behalf of the Purchasers in such a manner as to give rise to any claim by any person for a finders' fee, brokerage commission or similar payment.


                                       IV

                              CONDITIONS PRECEDENT

      SECTION 4.01 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASERS. The obligations of each Purchaser hereunder are, at its option, subject to the satisfaction, on or before the Initial Closing Date, of the following conditions:

      (a) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Initial Closing Date, with the same force and effect as though such representations and warranties had been made on and as of such date, and the Company shall have certified to such effect to the Purchasers in writing.

      (b) PERFORMANCE. The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or on the Initial Closing Date, and the Company shall have certified to such effect to the Purchasers in writing.

      (c) ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Company and all waivers and consents to be obtained by the Company in connection with the transactions contemplated hereby shall have been taken or obtained by the Company and all documents incident thereto shall be satisfactory in form and substance to such Purchaser and its counsel.

      (d) LEGAL ACTIONS OR PROCEEDINGS. No legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated hereby.

      (e) STOCKHOLDER AGREEMENT AMENDMENT AND REGISTRATION RIGHTS AGREEMENT AMENDMENT. The Company and the other parties thereto shall have executed and delivered the Stockholders Agreement Amendment and the Registration Rights Agreement Amendment.

      (f) CERTIFICATE OF AMENDMENT. The Certificate of Amendment to the Certificate of Incorporation of the Company substantially in the form of Exhibit E hereto shall have been duly adopted and shall have been duly filed with the Secretary of State of the State of Delaware and become legally effective.

      (g) OPINION OF COUNSEL. The Purchasers shall have received an opinion of Nossaman, Guthner, Knox & Elliott, LLP, in form and substance reasonably satisfactory to the Purchasers and their counsel.

      (h) SUPPORTING DOCUMENTS. WCAS VII (on behalf of the Purchasers) and its counsel shall have received copies of the following supporting documents:

      (i)(x) copies of the Certificate of Incorporation of the Company, and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Delaware, and (y) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company and listing all documents of the Company on file with said Secretary;

      (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Initial Closing Date and certifying (w) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (x) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement Amendment, the Stockholders Agreement Amendment and the issuance, sale and delivery of the Securities, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby; (y) that the Certificate of Incorporation of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(x) above; and (z) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Registration Rights Agreement Amendment, the Stockholders Agreement Amendment and the stock certificates representing the Initial Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii); and

      (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers or their counsel may reasonably request.

      All such documents shall be satisfactory in form and substance to the Purchasers and their counsel.

      (i) CONSENTS: HSR ACT WAITING PERIOD. The Company shall have obtained all consents required to be obtained pursuant to Section 5.05 hereof Without limiting the generality of the foregoing, all applicable waiting periods under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

      SECTION 4.02 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company hereunder are, at its option, subject to the satisfaction, on or before the initial Closing Date of the following conditions:

      (a) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects on the Initial Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

      (b) PERFORMANCE. The Purchasers shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by them prior to or on the Initial Closing Date.

      (c) ALL PROCEEDINGS TO BE SATISFACTORY. All proceedings to be taken by the Purchasers and any waivers and consents to be obtained by the Purchasers in connection with the transactions contemplated hereby shall have been taken or obtained by the Purchasers and all documents incident thereto shall be satisfactory in form and substance to the Company and its counsel.

      (d) LEGAL ACTIONS OR PROCEEDINGS. No legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated hereby.

      (e) STOCKHOLDERS AGREEMENT AMENDMENT, REGISTRATION RIGHTS AGREEMENT AMENDMENT AND PROMISSORY NOTE. Each of the parties thereto (other than the Company) shall have executed and delivered the Stockholders Agreement Amendment, the Registration Rights Agreement Amendment and the Promissory Note, if any.

      SECTION 4.03 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASERS WITH RESPECT TO EACH SUBSEQUENT CLOSING. The obligations of each of the Additional Purchasers to purchase and pay for the Additional Securities being purchased by such Additional Purchaser on each Subsequent Closing Date are, at such Additional Purchaser's option, subject to the satisfaction, on or before such date, of the following conditions:

      (a) CONSUMMATION OF INITIAL CLOSING AND EACH PRIOR SUBSEQUENT CLOSING. On the Initial Closing Date the Company shall have issued and sold the Initial Shares, and on each prior Subsequent Closing Date, the Company shall have issued and sold the Additional Securities being issued and sold on such Subsequent Closing Date.

      (b) PRELIMINARY DOCUMENTATION. If applicable, a Notice of Financing Event shall have been given and shall have been delivered to the Additional Purchasers pursuant to Section 1.03(d) hereof.

      (c) OPINION OF COUNSEL. The Additional Purchasers shall have received from Nossaman, Guthner, Knox & Elliott, LLP (or such other counsel satisfactory to the Additional Purchasers) an opinion dated such Subsequent Closing Date confirming the opinion delivered by such counsel in accordance with Section 4.01(g) hereof, with such other changes as may be required as a result of the transactions contemplated by this Agreement.

      (d) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties of the Company set forth herein shall be true and correct as of such Subsequent Closing Date (except (i) as disclosed in writing to the Additional Purchasers at least three business days prior to such Subsequent Closing Date, which exceptions shall be acceptable to such Additional Purchasers and (ii) that the representations contained in Section 2.06 hereto shall be replaced in their entirety with the representations contained in Annex IV hereto, which representations will be true and correct as of such Subsequent Closing Date), and the Company shall have certified to such effect to the Additional Purchasers in writing.

      (e) PERFORMANCE. The Company shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at such Subsequent Closing Date, and the Company shall have certified to such effect to the Additional Purchasers in writing.

      (f) NO MATERIAL ADVERSE CHANGE. Since the Subsequent Closing Date next preceding such Subsequent Closing Date (or in the case of the first Subsequent Closing Date, since the Initial Closing Date), there shall have been no material adverse change in the properties, assets, condition (financial or other), prospects, operating results or business of the Company and its Subsidiaries taken as a whole, and the Company shall have certified to such effect to the Additional Purchasers in writing.

      (g) ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Company and all waivers and consents to be obtained by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Additional Purchasers and their counsel, and the Additional Purchasers and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

      (h) SUPPORTING DOCUMENTS. On or prior to such Subsequent Closing Date, WCAS VII (on behalf of the Additional Purchasers) and its counsel shall have received copies of the supporting documents referred to in Section 4. 0 1 (h) above as if such Subsequent Closing Date were the Initial Closing Date.

      All such documents shall be satisfactory in form and substance to the Additional Purchasers and their counsel.

      In the event that the Certificate of Incorporation and/or By-laws of the Company shall not have been amended since the Initial Closing Date, the Company may, in lieu of furnishing such documents, cause the certificate with respect thereto contemplated by paragraphs 4.01(h)(i) and 4.01(h)(ii) above to be replaced by a certificate as to the fact that such documents were previously furnished and as to the absence of any amendments thereto.

      (i) LEGAL ACTIONS OR PROCEEDINGS. No legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated hereby.

      (j) CONSENTS; HSR ACT WAITING PERIOD. The Company shall have obtained all consents required to be obtained pursuant to Section 5.05 hereof Without limiting the generality of the foregoing, all applicable waiting periods under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

      SECTION 4.04 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY WITH RESPECT TO EACH SUBSEQUENT CLOSING. The obligations of the Company to issue and sell the Additional Securities on each Subsequent Closing Date are, at its option, subject to the satisfaction, on or before such date, of the following conditions:

      (a) CONSUMMATION OF INITIAL CLOSING AND EACH PRIOR SUBSEQUENT CLOSING. On the Initial Closing Date the Purchasers shall have purchased and paid for the Initial Shares, and on each prior Subsequent Closing Date, the Additional Purchasers shall have purchased and paid for the Additional Securities being issued and sold on such Subsequent Closing Date.

      (b) PRELIMINARY DOCUMENTATION. A Call Notice shall have been given pursuant to Section 1.03(e) or 1.03(f).

      (c) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties contained in Article III hereof as made by the Additional Purchasers shall be true and correct in all material respects on such Subsequent Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

      (d) PERFORMANCE. Each Additional Purchaser shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at such Subsequent Closing Date.

      (e) ALL PROCEEDINGS TO BE SATISFACTORY. All corporate or partnership and other proceedings to be taken by each Purchaser and all waivers and consents to be obtained by any Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Company and its counsel.


                                       V

                                   COVENANTS

      SECTION 5.01 FINANCIAL STATEMENTS REOORTS ETC.

      The Company shall furnish to each of WCAS VII and HC Partners, prior to the consummation of the Company's IPO and for so long as WCAS VII or HC Partners, as applicable, shall hold at least 25% of the Securities (or securities into which such Securities are converted, exchanged or reclassified) purchased by WCAS VII or HC Partners hereunder:

      (a) within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such fiscal year and the related consolidated statements of operations and retained earnings, changes in stockholders' equity and cash flows of the Company for the fiscal year then ended, together with supporting notes thereto, certified in accordance with generally accepted accounting principles, without qualification as to scope of audit, by a firm of independent public accountants of recognized national standing selected by the Company;

      (b) within 30 days after the end of each month in each fiscal year (other than the last month in each fiscal year), a consolidated balance sheet of the Company and the related consolidated statement of operations and retained earnings, unaudited but certified by the principal financial officer of the Company, such balance sheets to be as of the end of such month and such statements of operations and retained earnings to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case subject to normal year-end adjustments;

      (c) within 30 days prior to the beginning of each fiscal year of the Company (and with respect to any revision thereof, promptly after such revision has been prepared), a proposed annual operating budget for the Company, including projected monthly income statements, cash flow statements during such fiscal year and a projected consolidated balance sheet as of the end of such fiscal year, and each monthly financial statement furnished pursuant to (b) above shall reflect variances from such operating budget, as the same may from time to time be revised; and

      (d) promptly upon filing, copies of all registration statements, prospectuses, periodic reports and other documents filed by the Company or any Subsidiary with the Securities and Exchange Commission.

      SECTION 5.02 RIGHTS OF INSPECTION. The Company shall, and shall cause its Subsidiaries, officers, directors, employees, representatives, advisors and agents to, afford, from the date hereof, the representatives, advisors and agents of WCAS VII (on behalf of the Additional Purchasers) complete access at all reasonable times during normal business hours to its officers, employees, agents, properties, books, records and workpapers, and shall furnish WCAS VII all financial, operating and other information and data that WCAS VII may reasonably request through such representatives, advisors or agents. At the request of WCAS VII, the Company shall promptly furnish to the Additional Purchasers a copy of all material written correspondence, filings, communications (or memoranda setting forth the substance thereof) between the Company or any of its officers, employees, representatives, advisors or agents and any governmental entity with respect to the obtaining of any waivers, consent or approvals and the making of any registrations or filings that are necessary to the transactions contemplated by this Agreement. The Additional Purchasers agree to keep confidential any confidential business information that may be provided to them by the Company pursuant to this Agreement, unless disclosure is required by law as advised by counsel.

      SECTION 5.03 NOTICE OF CERTAIN EVENTS. (a) The Company shall give WCAS VII and HC Partners prompt notice of (i) the occurrence, or failure to occur, of any event that the Company believes would be likely to (x) cause any of the representations or warranties of the Company contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof or
(y) cause any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in any material respect, (ii) any failure of the Company, or any officer, director, employee or agent thereof, to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any event of default under any agreement with respect to indebtedness for borrowed money or a purchase money obligation, and any event which, upon notice or lapse of time or both, would constitute such an event of default, that would permit the holder of such indebtedness or obligation to accelerate the maturity thereof, (iv) any claim, action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency which, if adversely determined, would materially impair the ability of the Company to carry on its business substantially as now or then conducted, and which, in the case of each of the items set forth in clauses (i) through (iv) above, would be likely to have material adverse effect on the properties, assets, condition (financial or other), prospects, operating results or business of the Company and its Subsidiaries taken as a whole.

      (b) For purposes of permitting the Additional Purchasers to purchase any of the remaining Additional Shares prior to the Termination Date pursuant to
Section 1.03(f) hereof, the Company shall give the WCAS/HC Purchasers notice of an IPO or a Change of Control Event at least 20 days prior to the consummation of such IPO or Change of Control Event.

      SECTION 5.04 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Initial Shares hereunder for the acquisition of certain domestic surgical centers (or assets relating thereto) and Spanish hospital companies or assets relating thereto) and for general corporate or other purposes approved by WCAS VII.

      SECTION 5.05 CONSENTS AND APPROVALS. Prior to the Initial Closing Date and each Subsequent Closing Date, the Company shall promptly apply for or otherwise seek and use its best efforts to obtain all authorizations, consents, waivers and approvals (whether by or from any person, entity, court or governmental agency or authority) as may be required in connection with the consummation of this Agreement and the transactions contemplated hereby. In addition, the Company shall pay any filing fees and expenses relating to compliance with the HSR Act in connection with any transaction to which the Company is a party, regardless of who may be deemed to be the "ultimate parent" of the Company (as such term is defined in the HSR Act).

      SECTION 5.06 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, the noncompliance with which could have a material adverse effect on the properties, assets, condition (financial or other), prospects, operating results or business of the Company and its Subsidiaries taken as a whole.

      SECTION 5.07 PREEMPTIVE RIGHTS. (a) Until such time as the Company has consummated an IPO, the Company hereby grants to HC Partners the right to purchase HC Partners' Proportionate Percentage (as hereinafter defined) of any future Eligible Offering (as hereinafter defined). For the purposes of this
Section 5.07, the following terms shall have the meanings set forth below:

      "PROPORTIONATE PERCENTAGE" means, with respect to HC Partners as of any date, the result (expressed as a percentage) obtained by dividing (i) the number of shares of Class A Common Stock and Common Stock owned by HC Partners as of such date, by (ii) the total number of shares of Class A Common Stock and Common Stock outstanding as of such date.

      "ELIGIBLE OFFERING" means an offer by the Company to sell to investors (including any of the Purchasers) for cash, shares of capital stock of the Company, or any security convertible into or exchangeable for, or carrying rights or options to purchase, capital stock of the Company, other than an offering of securities by the Company:

            (i) to its full-time employees, and/or officers and/or directors and/or consultants and/or advisors of options to purchase shares of Common Stock in connection with or pursuant to the Company's Stock Option Plan as in effect from time to time;

            (ii) in connection with the conversion or exercise of outstanding securities of the Company;

            (iii) in connection with any merger of, or acquisition by, the Company;

            (iv) in connection with the issuance of any Additional Shares; or

            (v) in an underwritten public offering of shares of Common Stock registered under the Securities Act.

      (b) The Company shall, before issuing any securities pursuant to an Eligible Offering, give written notice thereof to HC Partners. Such notice shall specify the security or securities the Company proposes to issue and the consideration that the Company intends to receive therefore. For a period of ten
(10) days following the date of such notice, HC Partners shall be entitled, by written notice to the Company, to elect to purchase all or any part of HC Partners' Proportionate Percentage of the securities being sold in the Eligible Offering; PROVIDED, HOWEVER, that if two or more securities shall be proposed to be sold as a "unit" in an Eligible Offering, any such election must relate to such unit of securities. In the event that elections pursuant to this Section
5.07 shall not be made with respect to any securities included in an Eligible Offering within such ten (10) day period, then the Company may issue such securities to investors, but only for a consideration payable in cash not less than, and otherwise on no more favorable terms to the investors than, that set forth in the Company's notice and only within 180 days after the end of such ten
(10) day period. In the event that any such offer is accepted by HC Partners, on a mutually agreeable date not less than ten (10) business days following such acceptance, the Company shall sell to HC Partners and HC Partners shall purchase from the Company, for the consideration and on the terms set forth in the notice as aforesaid, the securities that HC Partners shall have elected to purchase.

      SECTION 5.08 MANAGEMENT FEE. At no time shall WCAS VII (or its partners) charge the Company for management or similar fees relating to its investment in the Company.


                                       VI

                                  MISCELLANEOUS

      SECTION 6.01 EXPENSES, ETC. The Company shall pay its own expenses. All fees and expense of WCAS VII incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants or other advisors (i) shall be paid by the Company in the event that such transactions are consummated and (ii) shall be borne by the party incurring such expense in the event such transactions are not consummated. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, made as a result of any agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

      SECTION 6.02 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Securities pursuant hereto and all statements contained in any certificate or other instrument delivered by the Company hereunder shall be deemed to constitute representations and warranties made by the Company.

      SECTION 6.03 PARTIES IN INTEREST. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

      SECTION 6.04 NOTICES. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or by overnight courier or duly sent by first class certified mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below:

      if to the Company, to:

              United Surgical Partners International, Inc.
              17103 Preston Road
              Suite 190 North
              Dallas, Texas 75248
              Facsimile: 972-267-0084
              Attention: Donald Steen

              with a copy to:

              Nossaman, Guthner, Knox & Elliott, LLP
              445 South Figueroa Street, 31st Floor
              Los Angeles, CA 90071
              Facsimile: 213-612- 7801
              Attention: Robert D. Mosher, Esq.

      if to any Purchaser, to such Purchaser at the address appearing on Annex I hereto;

or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal or courier delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing and (c) in the case of facsimile, when received.

      SECTION 6.05 WAIVER OF PRIOR PREEMPTIVE RIGHTS. Each of the WCAS Purchasers and Donald Steen hereby waive their respective rights to purchase a proportionate percentage of the Initial Shares and Additional Shares as set forth in Section 5.07 of the Securities Purchase Agreement dated Apri130, 1998 among the Company, WCAS VII and the several other parties named therein.

      SECTION 6.06 ENTIRE AGREEMENT: MODIFICATIONS. This Agreement (including the Exhibits, Annexes and Schedules hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended or modified nor any provisions waived except in a writing signed by the party to be charged.

      SECTION 6.07 Assignment. This Agreement may not be assigned by the Company or the Purchasers without the prior written consent of the Company and each of the Purchasers, except that (i) an Additional Purchaser who is an individual may assign the obligation to purchase Additional Securities to an Individual Retirement Account or trust established for such Additional Purchaser's benefit and (ii) an Additional Purchaser may assign the obligation to purchase Additional Securities to an affiliate (as defined in Rule 405 under the Securities Act) of such Additional Purchaser; Provided, that in any such case each assignee agrees to become a party to and be bound by this Agreement and the Amended and Restated Stockholders Agreement.

      SECTION 6.08 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      SECTION 6.09 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

      IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.


                                 UNITED SURGICAL PARTNERS
                                   INTERNATIONAL, INC.




                                 By /s/ DONALD STEEN
                                        Donald Steen
                                        Chief Executive Officer


                                 WCAS PURCHASERS:


                                 WELSH, CARSON, ANDERSON
                                   & STOWE VII, L.P .

                                 By WCAS VII Partners, L.P.
                                 General Partner




                                 By /s/ LAURA VANBUREN
                                        Laura VanBuren
                                        General Partner


                                 WCAS HEALTHCARE PARTNERS, L.P.

                                 By WCAS HC Partners
                                 General Partner




                                 By /s/ LAURA VANBUREN
                                        Laura VanBuren
                                        Attorney-in-Fact

                                 Patrick I. Welsh
                                 Russell L. Carson
                                 Bruce K. Anderson
                                 Richard H. Stowe
                                 Andrew M. Paul
                                 Thomas E. Mclnerney
                                 Robert A. Minicucci
                                 Anthony I. deNicola
                                 Paul B. Queally

                                 /s/ LAURA VANBUREN
                                  By Laura VanBuren
                                     Attorney-in-Fact

                                 /s/ LAURA VANBUREN
                                     Laura VanBuren

                                 /s/ RUDOLPH E. RUPERT
                                     Rudolph E. Rupert

                                 /s/ D. SCOTT MACKESY
                                     D. Scott Mackesy

                                 /s/ LAUREN MELKUS
                                     Lauren Melkus

                                 /s/ TUCKER TAYLOR
                                     Tucker Taylor

                                 /s/ ALYCE CRADDOCK
                                     Alyce Craddock

                                 /s/ GREG KOONSMAN
                                     Greg Koonsman

                                 /s/ JON O'SULLIVAN
                                     Jon O'Sullivan

                                 HEALTH CARE CAPITAL
                                   PARTNERS, L.P.

                                 By Ferrer Freeman Thompson & Co., LLC
                                 General Partner

                                 By /s/ ROBERT T. THOMPSON
                                 Name:  Robert T. Thompson
                                 Title: Member

                                 HEALTH CARE EXECUTIVE
                                   PARTNERS, L.P.

                                 By Ferrer Freeman Thompson & Co., LLC
                                 General Partner

                                 By /s/ ROBERT T. THOMPSON
                                 Name:  Robert T. Thompson
                                 Title: Member

                                 MANAGEMENT PURCHASERS

                                 /s/ DONALD STEEN
                                     Donald Steen

                                 /s/ WILLIAM WILCOX
                                     William Wilcox

                                 /s/ SUE SHELLEY
                                     Sue Shelley

                                 /s/ JEFFREY STOCKARD
                                     Jeffrey Stockard

                                 /s/ LAURIE HOGUE
                                     Laurie Hogue

                                 /s/ MICHAEL CREWS
                                     Michael Crews

                                 /s/ DAVID MCDONALD
                                     David McDonald FBO Tracy McDonald

                                 /s/ JAMES BRANON
                                     James Branon